Exhibit 10.2

FOUR SEASONS EDUCATION (CAYMAN) INC.

2017 SHARE INCENTIVE PLAN

ARTICLE 1
PURPOSE

The purpose of the Four Seasons Education (Cayman) Inc. 2017 Share Incentive Plan (the “Plan”, and together with the 2015 Share Incentive Plan, the “Plans”) is to promote the success and enhance the value of Four Seasons Education (Cayman) Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interests and special efforts the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1“Applicable Accounting Standards” shall mean International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

2.2 “Applicable Laws” means (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Article” means an article of this Plan.

2.4 “Award” shall mean an Option, a Restricted Share award or a Restricted Share Unit award which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” with respect to a Holder shall mean (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Holder that defines such term for purposes of determining the effect that a “for cause” termination has on the Holder’s Awards) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Holder:

(a)has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)has materially breached any of the provisions of any agreement with the Service Recipient;

(e)has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient; or

(f)has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Holder of a finding of termination for Cause.

2.8 “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” shall mean the the Board or a committee of the Board appointed as provided in Section 10.1.

2.10 “Company” shall mean Four Seasons Education (Cayman) Inc., a Cayman Islands company.

2.11 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.12“Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under (f) and (g) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own fifty percent (50%) or more of the surviving entity;

(b)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Incumbent Board (as defined below) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or

(c)the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided, that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.

(d)the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent, Subsidiary or Related Entity);

(e)the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(f)any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but (A) the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(g)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.13 “Director” shall mean a member of the Board, as constituted from time to time.

2.14“Effective Date” shall have the meaning set forth in Section 11.1.

2.15“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director as determined by the Committee, or such other person determined as appropriate by the Committee; provided, however, that Awards shall not be granted to Consultants or Non-Employee Directors who are resident of any country in the European Union, and any other country which pursuant to Applicable Laws does not allow grants to non-employees.

2.16“Employee” means any person who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.17“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.18“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation system on which Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)If the Shares are not listed on an established securities exchange, notational market system or automated quotation system, but are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value, relevant.

2.19“Holder” shall mean a person who has been granted an Award.

2.20 “Incentive Share Option” shall mean an Option that is intended to meet the applicable provisions of Section 422 of the Code.

2.21“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.22“Non-Qualified Option” shall mean an Option that is not an Incentive Share Option.

2.23“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5.  An Option shall be either a Non-Qualified Option or an Incentive Share Option; provided, however, that only Incentive Share Options may be granted to Employees.

2.24“Parent” means any entity whether domestic or foreign, in an unbroken chain of entities ending with the Company, if each of the entities other than the first entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.25“Plan” shall mean this Four Seasons Education (Cayman) Inc. 2017 Share Incentive Plan, as it may be amended or restated from time to time.

2.26“Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.27“Restricted Shares” shall mean Shares awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.28“Restricted Share Units” shall mean the right to receive Shares awarded under Section 7.4.

2.29“Securities Act” shall mean the Securities Act of 1933, as amended.

2.30“Service Recipient” means the Company, any Parent or Subsidiary of the Company and any Related Entity to which an Eligible Individual provides services as an Employee, Consultant or as a Director.

2.31“Share” means an ordinary share of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 12.

2.32“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33“Termination of Service” shall mean,

(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to a Service Recipient is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Share Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.  For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary or Related Entity employing or contracting with such Holder ceases to remain a Subsidiary or Related Entity following any merger, sale of securities or other corporate transaction or event (including, without limitation, a spin-off).

“Trading Date” means the closing of the first sale to the general public of the Shares pursuant to an effective registration statement under Applicable Laws, which results in the Shares being publicly traded on one or more established stock exchanges or national market systems.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a)Subject to Section 12.1 and Section 3.1(b), the initial maximum aggregate number of Shares which may be issued or transferred under the Plans is increased to 4,201,330 Shares.

(b)To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash and not Shares, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Shares delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).  If any Shares forfeited by the Holder or repurchased by the Company are again returned to the Company, these shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).  To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, any Parent or any Subsidiary or Related Entity shall not be counted against Shares available for grant pursuant to the Plan.    Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2Share Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market.  Additionally, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award.  If the number of Shares represented by an American Depository

Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4
GRANTING OF AWARDS

4.1Participation.  The Committee may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations which may include the term of an Award, the provisions applicable in the event the Holder’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  Award Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipients operate or have Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Related Entities shall be covered by the Plan; (b) determine which Eligible Individuals are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Laws including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the any Applicable Laws.

4.4Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5
OPTIONS

5.1General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)Exercise Price.  The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares; provided, however, that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code, or the Holder’s consent.  The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive.  For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rule), a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Holders.

(b)Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Service Recipient or any other criteria selected by the Committee.  At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.  No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(c)Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares.  The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(d)Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(i)A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws or regulations, and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Committee; and

(iv)Full payment of the exercise price and applicable withholding taxes to share administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 9.1 and 9.2.

(e)Term.  The term of any Option granted under the Plan shall not exceed ten years.  Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

(f)Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Holder.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

(g)Effects of Termination of Employment or Service on Options.  Termination of employment or service shall have the following effects on Options granted to the Holders:

(i)Dismissal for Cause. Unless otherwise provided in the Award Agreement, if a Holder’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Holder’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii)Death or Disability. Unless otherwise provided in the Award Agreement, if a Holder’s employment by or service to the Service Recipient terminates as a result of the Holder’s death or Disability:

(A)

the Holder (or his or her legal representative or beneficiary, in the case of the Holder’s Disability or death, respectively), will have until the date that is 12 months after the Holder’s termination of Employment to exercise the Holder’s Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Holder’s termination of Employment on account of death or Disability;

(B)

the Options, to the extent not vested and exercisable on the date of the Holder’s termination of Employment or service, shall terminate upon the Holder’s termination of Employment or service on account of death or Disability; and

(C)

the Options, to the extent exercisable for the 12-month period following the Holder’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

(iii)Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Holder’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Holder’s death or Disability:

(A)

the Holder will have until the date that is 90 days after the Holder’s termination of Employment or service to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Holder’s termination of Employment or service;

(B)	the Options, to the extent not vested and exercisable on the date of the Holder’s termination of Employment or service, shall terminate upon the Holder’s termination of Employment or service; and
(C)

the Options, to the extent exercisable for the 90-day period following the Holder’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

5.2Incentive Share Options.  Incentive Share Options may be granted to Employees of the Company, a Parent or Subsidiary of the Company (which qualify as a parent or subsidiary corporation under Section 424(e) and (f) of the Code respectively).  Incentive Share Options may not be granted to Employees of a Related Entity or to Non-Employee Directors or Consultants.  The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Holder in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Share Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.

(b)Exercise Price.  The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant.  However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(c)Transfer Restriction.  The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Holder.

(d)Expiration of Incentive Share Options.  No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e)Right to Exercise.  During a Holder’s lifetime, an Incentive Share Option may be exercised only by the Holder.

ARTICLE 6
RESTRICTED STOCK

6.1Award of Restricted Shares.

(a)The Committee is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the amount of, and the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

6.2Restrictions.  All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Service Recipient, or other criteria selected by the Committee.  By action taken after the Restricted Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Share may not be sold or encumbered until all restrictions are terminated or expire.

6.3Repurchase or Forfeiture of Restricted Shares.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement. The Committee in its sole discretion may provide in the Award Agreement that it may, in certain events, waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.4Certificates for Restricted Shares.  Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 7
RESTRICTED SHARE UNITS

7.1Grant of Restricted Share Units.  The Committee, at any time and from time to time, may grant Restricted Share Units to Holders as the Committee, in its sole discretion, shall determine.  The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Holder.

7.2Restricted Share Units Award Agreement.  Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3Performance Objectives and Other Terms.  The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Holders.

7.4Form and Timing of Payment of Restricted Share Units.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable.  Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, in Shares or in a combination thereof.

7.5Forfeiture/Repurchase.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award

Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified Causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8
RESTRICTED SHARE UNITS

8.1Payment.  The Committee shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences under Applicable Accounting Standards, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) following the Trading Date, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Committee.  The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Laws.

8.2Tax Withholding.  No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Committee for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws.  Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Committee may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income.  The Committee shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares to pay the Option exercise price or any tax withholding obligation.

8.3Transferability of Awards.

(a)Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8.3, by applicable law and by the Award Agreement, as the same may be amended:

(i)all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(ii)Awards will be exercised only by the Holder; and

(iii)amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Holder.

Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8.3 (a) will not apply to:

(iv)transfers to the Company or a Subsidiary;

(v)transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(vi)the designation of a beneficiary to receive benefits if the Holders dies or, if the Holder has died, transfers to or exercises by the Holder’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(vii)if the Holder has suffered a disability, permitted transfers or exercises on behalf of the Holder by the Holder’s duly authorized legal representative; or

(viii)transfer to one or more natural persons who are the Holder’s family members or entities owned and controlled by the Holder and/or the Holder’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Holder and/or the Holder’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 8.3(b) to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards.  Notwithstanding clause (ii) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (ii) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective.

8.4Conditions to Issuance of Shares.

(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Board or Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws.  The Committee may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.

(c)The Committee shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d)No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Laws, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, the Committee or the transfer agent of the Company).

8.5Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that:  (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (iii) the Holder incurs a Termination of Service for Cause.

8.6Applicable Currency.  A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the Peoples Republic of China, the exchange rate as selected by the Committee on the date of exercise.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE

9.1Adjustments.  In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, the Committee shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.  The form and manner of any such adjustments shall be determined by the Committee in its sole discretion.

9.2Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, if a Corporate Transaction occurs and a Holder’s Awards are not converted, assumed, or replaced by a successor as provided in Section 12.3, such Awards shall vest and become fully exercisable and all forfeiture restrictions on such Awards shall lapse.  Upon, or in anticipation of, a Corporate Transaction, the Committee may in its sole discretion provide for (a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Committee shall determine, (b) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (c) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

9.3Assumption of Awards — Corporate Transactions.  In the event of a Corporate Transaction, each Award may be assumed by the successor entity or Parent thereof in connection with the Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a)  assumed by the successor entity or Parent thereof or replaced with a comparable award (as determined by the Committee) with respect to capital shares (or equivalent) of the successor entity or Parent thereof or (b)  replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.  If an Award is assumed in a Corporate Transaction, then such Award, the replacement award or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon termination of the Holder’s employment or service with all Service Recipients within twelve (12) months of the Corporate Transaction without Cause.

9.4Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 12, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

9.5No Other Rights.  Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 10
ADMINISTRATION

10.1Committee.  The Plan shall be administered by the Board or a committee of one or more members of the Board to whom the Board shall delegate the authority to grant or amend Awards to Holders other than any of the Committee members. Any grant or amendment of Awards to any Committee member shall then require an affirmative vote of a majority of the Board members who are not on the Committee.

10.2Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.10.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

10.3Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and sole discretion to:

(a)Designate Eligible Individuals to receive Awards;

(b)Determine the type or types of Awards to be granted to each Eligible Individual;

(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)Decide all other matters that must be determined in connection with an Award, including without limitation, cancel or redeem an outstanding Award (including but not limited to an outstanding Option with an exercise price exceeding the Fair Market Value of the underlying Shares), in exchange for cash, another Award or a combination of Awards, on terms and conditions the Committee determines and communicates to the holder of such outstanding Award;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)Adjust the exercise price per Share subject to an Option; and

(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

10.5Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 11
EFFECTIVE AND EXPIRATION DATE

11.1Effective Date.  This Plan shall become effective on the date of its adoption by the Board (the “Effective Date”).

11.2Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

12.1Amendment, Suspension or Termination of the Plan.  At any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, including (a) to increase the number of Shares available under the Plan (other than any adjustment as provided by Article 9), (b) to permit the Committee to extend the term of the Plan or the exercise period for an Option beyond ten years from the date of grant; provided, further, that to the extent permissible under the Applicable Laws, the Board may decide to follow home country practice not to seek the shareholder approval for any amendment or modification of the Plan.

12.2Awards Previously Granted.  Except with respect to amendments made pursuant to Section 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

13.1No Shareholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.2Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.3Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient.  Nothing in the Plan shall be construed to limit the right of a Service Recipient:  (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

13.4Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

13.5Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.6Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof.

13.7Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.8No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.9No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

13.10Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

13.11Indemnification.  To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Amended and Restated Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.12Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.13Expenses.  The expenses of administering the Plan shall be borne by the Service Recipients.

13.14Appendices.  The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitation contained in Section 3.1 of the Plan without the approval of the Board.